UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 12, 2006

                               EVANS SYSTEMS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             TEXAS                                           74-1613155
(State or other jurisdiction of   (Commission File          (IRS Employee
incorporation or organization)        Number)             Identification No.)

      102 South Mechanic, P.O. Box 550, El Campo, Texas              77437
           (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:       (979) 245-2424


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 12, 2006 (the "Effective Date"), pursuant to the terms of an Agreement For the Purchase of Common Stock (the "Agreement") entered by and among Evans Systems, Inc. (the "Seller" or the "Company"); Homeland Integrated Security Systems, Inc., whose address is 1 Town Square Boulevard, Asheville, North Carolina ("Homeland" or the "Buyer"); and Cain, Smith & Strong II, LP ("CSS" or "Secured Creditor"), Homeland has agreed to purchase 50.1% of the issued and outstanding common shares of the Company in exchange for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000.00) (the "Purchase Price") payable as follows: Fifty Thousand Dollars ($50,000) previously paid and held as a deposit plus One Hundred Thousand Dollars ($100,000.00) at closing and Thirty Five Thousand Dollars ($35,000) per month for a period of ten (10) months due and payable on the 11th day of each month (the "Transaction").

Pursuant to the Agreement, Blair Couey, Dan Willis and Randy M. Clapp agreed to resign as directors of the Company (the "Former Directors") and Frank Moody, Brian Riley, Fred Wicks and Ian Riley shall be appointed as the new directors of Company (the "New Directors") upon consummation of the transactions contemplated by the Agreement. In consideration for their agreeing to remain on the Board of Directors until conditions set forth in the agreement are satisfied, Buyer has agreed to remit to the Former Directors One Thousand Dollars ($1,000) each.

In further consideration of the obligations set forth in the Agreement the parties agree that at Closing the 1) CSS will convert a portion of its debt into 4,000,000 shares of the Company's common stock at $.05 per share, to be paid by a credit in the amount of $200,000 to the note obligation owed to CSS by the Company; 2) the Company will issue 1,000,000 shares of its common stock to CSS for a price of $.05 per share, by conversion of $50,000.00 of the convertible note obligation held by CSS; 3) the Company and Homeland further agree that, after the successful completion of the corporate restructure, reverse stock split and merger contemplated by the Agreement, the Company shall cause the issuance of restricted shares in the Company (as restructured after the merger) to Blair Couey, Dan Willis and Randy M. Clapp with a collective fair market value on the date of such issuance of $100,000.00, to be divided equally (1/3 each) among them.

The consummation of the Transaction is contingent upon the Company effectuating a reverse split and filing an amendment to its Articles of Incorporation to increase its authorized shares to 300,000,000 shares of common stock, $.001 par value. In accordance with same, the Company will file a Schedule 14C Information Statement with the SEC detailing the transaction, reverse split, and the increase in its authorized shares.

ITEM 2.01, COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Company has been in default in its debt obligations to its first lien secured creditor, Cain, Smith & Strong II, L.P., a Delaware limited partnership ("CSS"), for over one year. CSS has refrained from foreclosing its liens upon all of the assets of the Company to allow the Company to liquidate assets in an orderly manner so as to receive better value. CSS has also allowed the Company to transfer assets to CSS in lieu of foreclosure at fair market value in exchange for a reduction in debt, even though realization of fair market value in a liquidation setting is doubtful.

The Tax Assessor-Collector in Matagorda County has recently begun scheduling public auctions of the Company's property in order to satisfy its judgments for delinquent ad-valorem taxes against the company. This development has necessitated an acceleration of the transfer of assets to CSS, in consideration for which CSS has paid certain of the Company's delinquent ad-valorem taxes so as to prevent sale of its property at public auction by the taxing authorities.

On April 1, 2006, the Company transferred the Ricardo's property to CSS for $400,000 debt reduction (with the net reduction reflecting delinquent taxes and environmental remediation), and transferred its business segment, Starco Environmental Services, Inc. (formerly EDCO Environmental Systems, Inc.), the Kincer bulk plant property and the vacant Victoria lot to CSS for $325,000 debt reduction.

On April 11, 2006 the Company transferred its remaining property and business segments to CSS in exchange for further debt reduction and in consideration of CSS's assumption of the obligation to pay all remaining delinquent ad valorem taxes owed by the Company to Matagorda County and Wharton County, and to pay the Company's other scheduled debts, including Petrogas, Travelers and McLane.


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CSS also converted $200,000.00 of its debt to 4,000,000 shares of the Company's common stock at price of $.05 per share on April 11, 2006.

After these transfers to CSS, the conversion of debt into common stock, and CSS's further reduction of debt in consideration for the transfers of assets, the remaining principal and interest obligation to CSS is $1,206,775.66.

These transfers of assets to CSS, debt conversion and CSS's assumption of the obligation to pay certain debts of the Company were all undertaken to facilitate a proposed transaction with Homeland Integrated Security Systems, Inc., as described above. All of these transactions were designed to preserve the potential future value of the stock for the stockholders of the Company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Pursuant to the Agreement, Blair Couey, Dan Willis and Randy M. Clapp have agreed to resign as directors of the Company (the "Former Directors"). The resignations of the Former Directors are not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Blair Couey shall also resign as President, Chief Executive Officer and Acting Chief Financial Officer of the Company.

Frank Moody, Brian Riley, Fred Wicks and Ian Riley shall be appointed as the new directors of Company (the "New Directors"). In addition, Frank Moody shall be appointed as the Company's President, Fred Wicks shall be appointed as the Company's Treasurer, Brian Riley shall be appointed as the Company's Vice President, and Ian Riley shall be appointed as the Company's Secretary.

The resignations and appointments set forth above shall be held in escrow until the effectuation of the reverse split and the filing an amendment to its Articles of Incorporation to increase its authorized shares to 300,000,000 shares of common stock, $.001 par value. Based upon same, the current officers and directors will remain in their current positions until such time as these conditions have been met.

Set forth below is certain biographical information regarding the New Directors and officers:

Frank A. Moody, II
Chairman, President

Mr. Moody formed his own company, Able Outdoor, Inc. which leased, built, sold, and managed hundreds of billboards on his own. Moody merged his company with PNE Media, where he was the Regional Manager of 5 states. PNE subsequently sold that corporation to The Lamar Companies - one of America's 3 largest billboard conglomerates.

Mr. Moody is a graduate of the University of Kentucky with degrees in Advertising, Statistical Design and Analysis and Psychology. In 1983, he became the Premier Salesman for Summey Outdoor Advertising, in Asheville, North Carolina, winning numerous awards for outstanding Leadership, Outstanding Salesman, and recognized repeatedly in: Who's Who of Western North Carolina, Who's Who of American Executives & Entrepreneurs, and Who's Who of the University of Kentucky.

Mr. Moody has been contracted with, and sold to national advertisers such as Harrah's Casino, Osh Kosh B'Gosh, Tanger Factory Outlets and Levi Strauss. He has also been instrumental in special zoning work for Hyatt Hotels, Motel 6, Super 8 Hotels, and Cracker Barrel. While consulting to OTR Media, Inc., Mr. Moody pioneered the Rigs for Kids project, which is a National missing children's awareness and recovery campaign. While with OTR Media, he developed and spearheaded the business model under which that company still functions today.


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Fredrick W. Wicks
Director, Treasurer

Mr. Wicks came to Homeland Integrated Security Systems, Inc. with a diverse background in domestic and international sales, marketing, product development and operations. Most notably, he is noted for his organizational skills and the ability to rapidly put together a highly effective sales team in the field. He has proven during his extensive experience as a P&L executive that he can increase sales dramatically while simultaneously cutting and containing costs. His background includes development and launch of several high technology products.

Mr. Wicks joins HISS after a four year assignment as Senior Vice-President for a $13 Billion European factory automation corporation. He has also been an executive with Rockwell International Corporation, Grand Vehicle Works, LLC and the Wicks Marketing Group, Inc., a company he started and managed for nine years. He has an MBA degree from Wayne State University in Michigan.

Brain D. Riley
Director, Vice President

Mr. Riley is a 35 year veteran of both profit and not-for-profit businesses. He holds a BA in psychology and Sociology from East Carolina University. In addition he holds a Masters Degree in Clinical Psychology from East Carolina University and has completed additional graduate studies at the University of North Carolina and the University of California, San Diego campus. Mr. Riley has owned several businesses in the southeastern United States as well as serving as the Executive Director and CEO for several large not-for-profit corporations. In that capacity, he has specialized developing for-profit business ventures to support dwindling government support.

J. Ian Riley
Director, Secretary

Mr. Riley is a 10 year veteran of the rapidly changing technology industry. He holds degrees and certifications in the technology field from Nokia, Motorola, Microsoft, Nextel, RIM and several colleges. During his tenure, he has been CEO and provided the technological leadership for three privately-held corporations. Through his abilities in systems integration, he is credited with the development of the Cyber Tracker. He currently serves as the CTO for Homeland Integrated Security Systems.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

         Not applicable.

(b)      Pro Forma Financial Information.

         Not applicable.

(c)      Exhibits

         2.1 Agreement For the Purchase of Common Stock dated April 1, 2006 by and among Evans Systems, Inc.; Homeland Integrated Security Systems, Inc.; and Cain, Smith & Strong II, LP.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                            Evans Systems, Inc.
                            By: /s/ Blair Couey
                                -------------------
                                Blair Couey, Chairman and President

Dated: April 18, 2006